                                                      Ontario Corporation Number
                                                                       1248974

         Ministry of
         Consumer and
         Commercial Relations
CERTIFICATE
This is to certify that these
articles are effective on
         SEPTEMBER 30, 1997

-------------------------

             Director
   Business Corporations Act

   Form 4
  Business
Corporations
    Act

                            ARTICLES OF AMALGAMATION

1. The name of the corporation is:

   IDS INTELLIGENT DETECTION SYSTEMS INC.

2. The address of the registered office is:

                  66 SLATER STREET, 6TH FLOOR
                  OTTAWA, ONTARIO    K1P5H1

3. Number (or minimum and maximum number) of directors is:

                  MINIMUM ONE (1), MAXIMUM TEN (10)

4. The director(s) is/are:

                                                                                        Resident
                                                                                        Canadian
                                    Residence address, giving Street & No.              State
First name, initials and surname   Or R.R. No., municipality and postal code            Yes or No

ANDY A. RYBAK                      2010 ALTA VISTA DRIVE,                               YES
                                   OTTAWA, ONTARIO, K1H 7L1

MARIUSZ RYBAK                      589 ISLAND PARK CRESCENT,                            YES
                                   OTTAWA, ONTARIO, K1Y 3P3

                                                                               2

SANJE RATNAVALE                    7460 EAST KNOLLWOOD DRIVE                            NO
                                   TUCSON, ARIZONA, 85750

ANICET BLAIS                       33 CARRIBOU AVENUE,                                  YES
                                   STITTSVILLE, ONTARIO, K2S 1M7

FRANCOIS HUBERT                    17 VILLE FRANCHE,                                    YES
                                   GATINEAU, QUEBEC, J8T 6E1

5.       (A)      The  amalgamation  agreement  has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) 6f of Business Corporations Act on the date set out below |X|

         (B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. The articles of amalgamation in substance contain the provisions of the articles of incorporation of

                  --------------------------------------------------------------
                  and are more particularly set out in these articles

Names of amalgamating           Ontario corporation number    Date of Adoption/Approval
corporations

IDS INTELLIGENT DETECTION       1117380                       SEPTEMBER 30, 1997
SYSTEMS INC.

CPAD TECHNOLOGIES INC.          1197744                       SEPTEMBER 30, 1997

1202733 ONTARIO INC.            1202733                       SEPTEMBER 30, 1997

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

                  NONE

7. The classes and any maximum number of shares that the corporation is authorized to issue:

     An unlimited number of Class A Common shares and an unlimited number of Class B Common Shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

     The Class A Common Shares and the Class B Common Shares shall carry and be subject to the following rights, privileges, restrictions and conditions:

(a) The Class A Common Shares and the Class B Common Shares in the capital of the Corporation shall participate equally as to dividends rid, subject to payment of dividends ranking in priority to the Class A and Class B Common Shares, all dividends that the directors may determine to declare and pay in any fiscal year of the Corporation shall be declared and paid in equal or equivalent amounts per share on all the Class A Common Shares and all the Class B Common Shares at the time outstanding, without preference or distinction.

(b) Neither the Class A Common Shares nor the Class B Common Shares may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property and assets of the Corporation among its shareholders for the purpose of winding up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Class A Common Shares and the Class B Common Shares shall be paid or distributed equally share for share to the holders of the Class A Common Shares and the Class B Common Shares, rateably, without preference or distinction.

(d) The holders of the Class A Common Shares shall be entitled to vote at all meetings of shareholders of the Corporation, except meetings at which only the holders of a specified class of shares are entitled to vote, and shall have one (1) vote in respect of each Class A Common Share held. Subject to the provisions of the Business Corporations Act as the same may from time to time be in force, or any substitute or successor legislation thereto, the holders of the Class B Common Shares shall not be entitled to vote at any meeting of shareholders of the Corporation. The holders of the Class B shares shall, however, be entitled to receive notice of and to attend all meetings of shareholders of the Corporation.

(e) Subject to the foregoing, each Class A Common Share and each Class B Common Share shall have the same rights and attributes and be the same in all respects.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

         NOT APPLICABLE

10.      Other provisions, if any are:

         NOT APPLICABLE

11.      The   statements   required  by  subsection   178(2)  of  the  Business
         Corporations Act are attached as Schedule "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

These articles are signed in duplicate.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

IDS INTELLIGENT DETECTION                       CPAD TECHNOLOGIES INC.
SYSTEMS INC.

BY: /S/MARIUSZ RYBAK                            BY: /S/MARIUSZ RYBAK
     Mariusz Rybak, President                        Mariusz Rybak,
                                                     Chief Executive Officer

                           1202733 ONTARIO INC.

                           BY: /S/MARIUSZ RYBAK
                                Mariusz Rybak, President

                                  SCHEDULE 'A'

                 IN THE MATTER OF THE BUSINESS CORPORATIONS ACT

                AND IN THE MATTER OF THE PROPOSED AMALGAMATION OF
                     IDS INTELLIGENT DETECTION SYSTEMS INC.,
                              CPAD TECHNOLOGIES NC.
                            AND 1202733 ONTARIO INC.

     I, Mariusz Rybak, hereby make the following statement in support of the above-mentioned amalgamation pursuant to subsection 178(2) of the Business Corporations Act (the "Act"):

1. I am President of IDS Intelligent Detection Systems Inc. ("IDS"), Chief Executive Officer of CPAD Technologies Inc. ("CPAD") and President of 1202733 Ontario Inc. ("1202733"), and as such have personal knowledge of the following matters;

2. There are reasonable grounds for believing that each of IDS, CPAD and 1202733 is and the amalgamated corporation resulting from the amalgamation of IDS, CPAD and 1202733 will be able to pay their respective liabilities as they become due and that the realizable value of the said amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes;

3. There are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation;

4. No creditors have notified either of IDS or CPAD or 1202733 that they object to the amalgamation and accordingly clause (c) of subsection 178(2) of the Act has no application; and

5. Since neither IDS nor CPAD nor 1202733 has received any notices pursuant to clause (c) of subsection 178(2) of the Act, clause (d) of subsection 178(2) of the Act has no application in the present circumstances.

DATED the 30th day of September, 1997.

                                                /S/MARIUSZ RYBAK
                                                 Mariusz Rybak

                                  SCHEDULE "B"

                             AMALGAMATION AGREEMENT

     THIS AGREEMENT made the 30th day of September, 1997.

B E T W E E N:

                    CPAD TECHNOLOGIES INC., a corporation incorporated under the laws of the Province of Ontario

                    (HEREINAFTER CALLED "CPAD")

                                                               OF THE FIRST PART

                                     - and -

                    IDS  INTELLIGENT   DETECTION  SYSTEMS  INC.,  a  corporation
                    incorporated under the laws of the Province of Ontario

                    (hereinafter called "IDS")

                                                              OF THE SECOND PART

                                     - and -

                    1202733 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario

                    (hereinafter called "1202733")

                                                               OF THE THIRD PART

          WHEREAS the authorized capital of CPAD consists of an unlimited number of 1st Preference Shares, an unlimited number of Class A Common Shares and an unlimited number of Class B Common Shares, of which 2,330,728 Class A Common Shares and 130,000 Class B Common Shares are issued and outstanding as fully paid and non-assessable;

          AND WHEREAS the authorized capital of 1195 consists of an unlimited number of Class A Common Shares and Class B Common Shares, of which 10,040,504 Class A Common Shares are issued and outstanding as fully paid and non-assessable;

          AND WHEREAS the authorized capital of 1202733 consists of an unlimited number of Preferred Shares and an unlimited number of Common Shares, of which 1,000 Common Shares are issued and outstanding as frilly paid and non-assessable;

          AND WHEREAS the parties hereto desire to amalgamate and continue as one corporation PURSUANT TO THE PROVISIONS OF THE BUSINESS CORPORATIONS ACT ('the "Act") upon the terms and conditions hereinafter set out;

          NOW THEREFORE THIS AGREEMENT WITNESSETH as follows:

1.    DEFINITION

          In this Agreement the term "Corporation" shall mean the corporation continuing from the amalgamation of CPAD, IDS and 1202733.

2.    AMALGAMATION

          CPAD, IDS and 1202733 hereby agree to amalgamate under the provisions of the Act, and to continue as one corporation under the terms and conditions hereinafter set out and to file articles of amalgamation to become effective September 30, 1997.

3.    NAME

          The name of the Corporation shall be IDS Intelligent Detection Systems Inc.

4.    REGISTERED OFFICE

          The place in Canada where the registered office of the Corporation is to be situated is in the Regional Municipality of Ottawa-Carleton, in the Province of Ontario, until changed in accordance with the Act.

5.    ARTICLES

          The articles of amalgamation of the Corporation shall be those set out in the attached Exhibit "A" which set out the provisions that are required to be included in articles of incorporation under section 5 of the Act.

6.    DIRECTORS

          The name and residence address of the first directors of the Corporation are as follows:

NAME              ADDRESS

Andy A. Rybak     2010 Alta Vista Drive, Ottawa, Ontario KlH 7L1

Mariusz Rybak     589 Island Park Crescent, Ottawa, Ontario K1Y 3P3

Sanje Ratnavale   7460 East Knollwood Drive, Tucson, Arizona 85750

Larry Haley       1 Manju Street, Ottawa, Ontario K1G 4T7

Anicet Blais      33 Carribou Avenue, Stittsville, Ontario, K25 1M7

Francois Hubert   17 Ville Franche, Gatineau, Quebec, J8T 6E1

The said first directors shall hold office until the first meeting of the shareholders of the Corporation or until their successors are elected or appointed in accordance with the Act. No such first director shall be permitted to resign unless at the time the resignation is to become effective a successor is elected or appointed.

7.    NUMBER OF DIRECTORS

          The number of directors of the Corporation within the minimum and maximum numbers of directors provided for in the Articles of the Corporation shall be six (6) and the directors of the Corporation shall be empowered to determine from time to time the number of directors of the Corporation within the minimum and maximum numbers provided for in the Articles of the Corporation, as the same may be amended from time to time.

8.    ISSUED CAPITAL

          The issued and outstanding shares of CPAD, IDS and 1202733 shall be converted into issued shares of the Corporation as follows:

(a) the Class A Common Shares of CPAD held by shareholders other than IDS and 1202733 shall be converted into Class A Common Shares of the Corporation on the basis of 4.4065761 Class A Common Shares of the Corporation for each Class A Common Share of CPAD;

(b) the Class B Common Shares of CPAD held by shareholders other than 1195 and 1202733 shall be converted into Class B Common Shares of the Corporation on the basis of 4.4065761 Class B Common Shares of the Corporation for each Class B Common Share of CPAD;

(c)  the Class A Common Shares of CPAD held by IDS shall be canceled;

(d)  the Class B Common Shares of CPAD held by IDS shall be canceled;

(e)  the Class A Common Shares of CPAD held by 1202733 shall be canceled;

(f)  the Common Shares of 1202733 shall be canceled; and

(g) the Class A Common Shares of IDS shall be converted into Class A Common Shares of the Corporation on the basis of 0.6817305 Class A Common Shares of the Corporation for each Class A Common Share of IDS and 0.0114109 Class B Common Shares of the Corporation for each Class A Common Share of IDS.

     No fractional shares shall be issued by the Corporation. nor shall it be liable to pay any compensation in lieu of such fractional shares.

9.    STATED CAPITAL

          The stated capital accounts of the Corporation  immediately  after the
amalgamation   becomes  effective  shall  be  equal  to  the  following  amounts determined immediately before the amalgamation becomes effective:

(a) in the case of the account maintained for the Class A Common Shares of the Corporation, the aggregate of the stated capital accounts for the issued and outstanding Class A Common Shares of CPAD and the issued and outstanding Class A Common Shares of IDS; and

(b) in the case of the account maintained for the Class B Common Shares of the Corporation. the stated capital account for the issued and outstanding Class B Common Shares of CPAD.

10.   SHARE CERTIFICATES

          Upon the amalgamation of CPAD, 1195 and 1202733, the shareholders of CPAD, IDS and 1202733, when requested by the Corporation to do so, shall surrender certificates representing the shares of CPAD, 1195 and 1202733 held by them for cancellation and shall be entitled to receive, without charge, certificates for shares of the Corporation on the basis aforesaid.

11.   ISSUANCE OF SECURITIES

           No securities shall be issued by the Corporation in connection with the amalgamation.

12.   BY-LAWS

          The by-laws of the Corporation are to be those of IDS, until repealed, amended, altered or added to in accordance with the Act.

13.   OFFICERS

          The officers of the Corporation shall, until changed by the directors, be the officers of CPAD in office immediately before the amalgamation of CPAD, IDS and 1202733.

14.   CONTRIBUTIONS TO CORPORATION

          Each of the parties shall contribute to the Corporation all of its assets, subject to its liabilities.

15.   DELIVERY OF ARTICLES OF AMALGAMATION

          Upon the shareholders of each of CPAD, IDS and 1202733 approving the amalgamation herein provided for pursuant to subsection 176(4) of the Act, articles of amalgamation in prescribed form shall be sent to the Director under the Act together with the other documents required by section 178 of the Act so as to effect the amalgamation.

16.   EFFECT

          Upon the amalgamation of CPAD, IDS and 1202733 and their continuance as one corporation becoming effective:

(a)  their property shall continue to be the property of the Corporation;

(b)  the Corporation shall continue to be liable for their obligations;

(c) an existing cause of action, claim or liability to prosecution relating to one or both of them shall be unaffected;

(d) a civil, criminal or administrative action or proceeding pending by or against one or both of them may be continued to be prosecuted by or against the Corporation;

(e) a conviction against, or ruling, order or judgement in favor of or against, one or both of them may be enforced by or against the Corporation; and

(f) the Corporation's articles of amalgamation shall be deemed to be its articles of incorporation and the Corporation's certificate of amalgamation shall be deemed to be its certificate of incorporation.

17.   TERMINATION OF AGREEMENT

          At any time before the issuance of a certificate of amalgamation effecting the amalgamation of CPAD, IDS and 1202733, this Agreement may be terminated by the directors of any of CPAD, IDS or 1202733 notwithstanding the approval of this Agreement by the shareholders of CPAD, IDS or 1202733.

     IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto.

                                   CPAD TECHNOLOGIES INC.

                                   PER: /S/MARIUSZ RYBAK

                                   IDS INTELLIGENT DETECTION
                                   SYSTEMS INC.

                                   PER: /S/MARIUSZ RYBAK

                                   1202733 ONTARIO INC.

                                   PER: /S/MARIUSZ RYBAK